Exhibit 5.01

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

ONE INDEPENDENT DRIVE, SUITE 1300

JACKSONVILLE, FLORIDA 32202-5017

P. O. BOX 240

JACKSONVILLE, FLORIDA 32201-0240

904.359.2000 TEL

904.359.8700 FAX

www.foley.com

CLIENT/MATTER NUMBER

057225-0118

June 6, 2006

Eliason Funding Corporation

548 Highway 15

St. Germain, WI 54558

Re:	Registered Note Offering

Gentlemen:

Reference is made to Amendment No. 1 to the Post-Effective Amendment on Form SB-2 being filed by you with the Securities and Exchange Commission on or about the date hereof (the “Post-Effective Amendment”) relating to the offer and sale of up to $21,000,000 in variable term notes (the “Notes”) of Eliason Funding Corporation, a Wisconsin corporation (the “Company”), to be issued pursuant to an Indenture (the “Indenture”) entered into between the Company and U.S. Bank National Association, as trustee, in the form attached to the Post-Effective Amendment as Exhibit 4.01.

We are familiar with and have examined the Post-Effective Amendment, the articles of incorporation and bylaws of the Company and the Indenture, each in the form of the exhibits to the Post-Effective Amendment, and such other records and documents as we deemed appropriate. Based on our examination, we are of the opinion that:

(a) The Company is a corporation, validly existing under the laws of the State of Wisconsin; and

(b) Assuming that the Notes are issued and sold in compliance with all applicable state and federal securities laws (as to which matters we express no opinion), when the Notes have been issued and sold upon the terms and in the manner set forth in the Post-Effective Amendment and the Indenture, they will constitute the validly issued, legal and binding obligations of the Company.

This opinion is limited to the Federal law of the United States and the law of the State of Wisconsin.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to this firm in the Post-Effective Amendment.

Sincerely,

/s/ FOLEY & LARDNER LLP
FOLEY & LARDNER LLP

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